UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 21, 2005

ROWAN COMPANIES, INC.
(Exact name of registrant as specified in its charter)

DELAWARE	1-5491	75-0759420
(State or other jurisdiction	(Commission file Number)	(IRS Employer
of incorporation)		Identification No.)

2800 POST OAK BOULEVARD
SUITE 5450
HOUSTON, TEXAS	77056-6127
(Address of principal executive offices)	(zip code)

(713) 621-7800
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240-14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240-13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

The Company has entered into indemnification agreements with each of its directors and executive officers. The indemnification agreements, which were approved by the Board of Directors, provide that the Company will indemnify the director or officer to the fullest extent authorized or permitted by applicable law in the event that the director or officer is involved in any threatened, pending or completed action, suit, proceeding or investigation, by reason of the director's or officer's relationship with the Company, against all expenses, judgments, fines and penalties, provided that the director or officer acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interest of the Company, and with respect to any criminal action or proceeding, provided he or she had no reasonable cause to believe his conduct was unlawful. However, the Company will not indemnify an officer or director in respect of any claim, issue or matter as to which the officer or director is adjudged to be liable to the Company, except to the extent determined by the court in which the proceeding is brought or pending. Each indemnification agreement also provides for the advance of expenses, judgments, fines or penalties incurred by an officer or director in connection with any proceeding covered by the indemnification agreement. The officer or director is to repay the advanced amounts if it is ultimately determined that he or she is not entitled to be indemnified by the Company.

Item 9.01. Financial Statements and Exhibits

(c) Exhibits

Exhibit
Number	Exhibit Description

10.1	Indemnification Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

   ROWAN COMPANIES, INC.

            By: /s/ E. E. THIELE
   E. E. Thiele,
   Senior Vice President - Administration, Finance and Treasurer (Principal Financial Officer)

Dated: April 21, 2005

INDEX TO EXHIBITS

EXHIBIT DESCRIPTION

Exhibit
Number	Exhibit Description

10.1	Indemnification Agreement